UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 31, 2009

NEDAK ETHANOL, LLC
(Exact name of registrant as specified in its charter)

NEBRASKA	333-130343	20-0568230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Employer No.)

87590 Hillcrest Road, P.O. Box 391, Atkinson, Nebraska	68713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(402) 925-5570

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

As previously disclosed, NEDAK Ethanol, LLC (the “Company”) entered into a loan agreement (the "Loan") on June 19, 2007 with Arbor Bank (on behalf of itself and participating lenders) (the “Lender”).  The Loan, among other things, required the Company maintain a debt service reserve fund (the “Debt Service Reserve Fund”) to be held by the Lender, and the Company’s Debt Service Reserve Fund must sustain a level of funds equal to 10% of the Loan principal.  The Debt Service Reserve Fund is used to make principal and interest payments on the Loan in the event of a shortfall.  In the event the Lender is required to draw down the Debt Service Reserve Fund, the Company will be required to immediately replenish the entire amount of the drawdown.

On July 6, 2009, the Lender notified the Company that the Debt Service Reserve Fund was deficient, constituting a default under the Loan.  The primary reason for this default was the extended delays and losses associated with startup of the Company’s ethanol plant.  In order to enable resolution of the Company’s default, the Company and the Lender entered into a Forbearance Agreement dated December 31, 2009 (the “Agreement”).

Under the Agreement, the Company agreed to authorize a transfer from the Debt Service Reserve Fund to satisfy the Company’s principal payment due to Lender on December 31, 2009.  With the authorization of payment to Lender from the Debt Service Reserve Fund, the Company is current on all required payments to Lender, but has violated covenants in the Loan requiring immediate replenishment of the Debt Service Reserve Fund.  Moreover, the Company agreed to seek the consent of AgCountry Farm Credit Services, FCA (“Senior Lender”) to (i) grant a security interest and Deed of Trust in favor of the Lender upon the Company receiving, or being denied, a USDA Business and Industry Guaranty (“B&I Guaranty”) of a new working capital facility that will support operations of the Company’s ethanol facility in Atkinson, Nebraska, (ii) grant a security interest in all reserve funds established under the Loan and (iii) amend to the Loan documents to (a) reduce the Loan’s interest rate from 9.5% to 6.0% for three years, and upon expiration of the three years, the interest rate will be reverted to 9.5%, (b) reduce the Debt Service Reserve Fund to an amount equal to 12 months of principal payments, (c) make the Debt Service Reserve Fund funding contingent on the Company’s previous year’s profitability and (d) require the financial covenants and ratios in the Loan documents to be consistent with the financial covenants and ratios to be agreed upon with Senior Lender.

Under the Agreement, the Lender shall refrain from exercising any of its rights or remedies under the Loan, including acting on Company’s failure to maintain a sufficient amount in its Debt Service Reserve Fund, for a period beginning on December 31, 2009 and ending on the earlier of (a) March 31, 2010 or (b) 30 days following the approval of the proposed B&I Guaranty.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

10.1	Forbearance Agreement dated December 31, 2009 between NEDAK Ethanol, LLC and Arbor Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEDAK ETHANOL, LLC

Date: January 5, 2010	By:	/s/ Jerome Fagerland
Jerome Fagerland
President

Exhibit Index

Exhibit Number	Description

10.1	Forbearance Agreement dated December 31, 2009 between NEDAK Ethanol, LLC and Arbor Bank.